QuickLinks -- Click here to rapidly navigate through this document

Exhibit 23.02

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We hereby consent to the incorporation in this Registration Statement on Form S-3 of our report dated June 10, 2004, except as to Note 24 related to certain subsequent events, as to which the date is September 21, 2004 and Notes 3, 6, 12 and 21 related to the change in reported segments, as to which the date is December 3, 2004. We also consent to the incorporation by reference of our report dated June 10, 2004 relating to the financial statement schedule, which appears in Adaptec Inc.'s Annual Report on Form 10-K for the year ended March 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/  PRICEWATERHOUSECOOPERS LLP

San Jose, California

December 3, 2004

QuickLinks

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM